Exhibit 99.1

Altitude Acquisition Corp. Announces Non-Redemption Agreements

-       $12.5 million in non-redemption agreements committed from existing Altitude investors

Atlanta, GA June 8, 2022 – Altitude Acquisition Corp. (“ALTUU”)(Nasdaq: ALTUU, ALTU, ALTUW), announced today that it entered into non-redemption agreements with certain shareholders who support the proposal to extend the time ALTUU has to complete its initial business combination from June 11, 2022 to October 11, 2022 (“Extension”). Shareholders holding a total of 1,250,000 shares of Class A common stock, representing $12,500,000 of ALTUU’s trust account, agreed not to redeem their shares in connection with the Extension and to vote in favor of the Extension and ALTUU’s initial business combination, in exchange for a cash payment of $0.033 per share per month for the four-month Extension. The cash payment will be made by ALTUU’s Chief Executive Officer, Gary Teplis. The non-redemption agreements are intended to secure capital in ALTUU’s trust account so that ALTUU can continue to negotiate a potential business combination. Currently ALTUU is in active discussions for a potential business combination with a leading global travel technology business and intends to announce a definitive agreement for the transaction in the coming weeks. No assurances can be made that ALTUU will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated.

ALTUU stockholders of record as of May 2, 2022 will be asked to approve the Extension at the special meeting of its stockholders to be held with respect to the Extension (the “Extension Meeting”), which will reconvene at 10:30 a.m., Eastern time, on June 10, 2022. The Extension Meeting will be held virtually at http://www.cstproxy.com/altitudeac/2022. Stockholders who have not yet done so are encouraged to vote as soon as possible. If any such stockholders have questions or need assistance in connection with the Extension Meeting, please contact ALTUU’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing ALTU.info@investor.morrowsodali.com.

About Altitude Acquisition Corp.

Altitude Acquisition Corp. (Nasdaq: ALTU) is blank check company newly incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Altitude has focused its efforts on identifying a prospective target business with travel, travel technology and travel-related businesses with either business-to-business (“B2B”) or business-to-consumer (“B2C”) focuses, that have compelling growth opportunities with strong underlying demand drivers which include travel-related platforms including, but not limited to, travel booking engines; revenue, payment and expense management services; travel management companies; alternative accommodation and mobile-based travel solutions.

Additional Information and Where to Find It

ALTUU has filed a definitive proxy statement (the “Extension Proxy Statement”) to be used at the Extension Meeting to approve an extension of time in which ALTUU must complete an initial business combination or liquidate the trust account that holds the proceeds of ALTUU’s initial public offering (the “Extension”). ALTUU has mailed the Extension Proxy Statement to its stockholders of record as of May 2, 2022 in connection with the Extension. Investors and security holders of ALTUU are advised to read the Extension Proxy Statement and any amendments thereto, because these documents will contain important information about the Extension and ALTUU. Stockholders will also be able to obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Altitude Acquisition Corp., 400 Perimeter Center Terrace Suite 151, Atlanta, GA 30346.

Participants in the Solicitation

ALTUU and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension under the rules of the SEC. Information about the directors and executive officers of ALTUU and a description of their interests in ALTUU and the Extension are set forth in ALTUU’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on Mach 29, 2022 (the “Annual Report”) and the definitive Extension Proxy Statement, which was filed with the SEC on May 10, 2022. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside ALTUU’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of ALTUU’s stockholders for the Extension is not obtained; the inability of ALTUU to enter into a definitive agreement with respect to an initial business combination within the time provided in ALTUU’s amended and restated certificate of incorporation; the level of redemptions made by ALTUU’s stockholders in connection with the Extension and its impact on the amount of funds available in ALTUU’s trust account to complete an initial business combination; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents of ALTUU filed, or to be filed, with the SEC. ALTUU does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-Solicitation

The disclosure herein is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ALTUU, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.

Contact

Cody Slach

Gateway

ALTU@gatewayir.com

949-574-3860